EXHIBIT  5.1  LEGAL  OPINION  OF  LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.

                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
              17111 Kenton Drive, Suite 204B, Cornelius, N.C. 28031
               TELEPHONE (704) 894-9760; FACSIMILE (704) 894-9759

                               September 27, 2004


Board  of  Directors
HouseRaising,  Inc.
4801  East  Independence  Boulevard,  Suite  201
Charlotte,  North  Carolina  28212

     Re:  Form  S-8  Registration  Statement;  Opinion  of  Counsel

Dear  Members  of  the  Board:

You have requested our opinion with respect to certain matters in connection with HouseRaising, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 3,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the 2004 Non-Qualified Stock Compensation Plan (the "Stock Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.



                                                 Very  truly  yours,

                                                 /s/  Harold  H.  Martin
                                                 -----------------------
                                                 Harold  H.  Martin
                                                         For
                                           Law Offices of Harold H. Martin, P.A.